                                                                    EXHIBIT 4.13

                                                         [CONFORMED AS EXECUTED]

                            INTERCREDITOR AGREEMENT
                            -----------------------

          THIS INTERCREDITOR AGREEMENT, dated as of the 24th day of March, 1998, by and among Fleet National Bank in its capacity as administrative agent for itself and any other "Term Lender" from time to time party to the "Term Loan Agreement" as those terms are defined below (together with any successor thereto under the Term Loan Agreement (provided that such successor shall be bound by the terms hereof), the "Term Administrative Agent"), and BT Commercial Corporation, in its capacity as agent for itself and any other "Revolver Lender" from time to time party to the "Revolver Credit Agreement" as those terms are defined below ("BTCC").


                                R E C I T A L S
                                - - - - - - - -

          A. Earle M. Jorgensen Company (the "Borrower") has entered into the Term Loan Agreement, pursuant to which the Term Lenders have made available to the Borrower a term loan facility in the aggregate principal amount of approximately $100,000,000;

          B. The Borrower has entered into the Revolver Credit Agreement, pursuant to which the Revolver Lenders have made available to the Borrower a revolving credit facility in the aggregate amount of $220,000,000;

          C. The obligations of the Borrower under the Term Loan Agreement are secured by mortgages, liens and security interests in substantially all of Borrower's property, plant and equipment, all as more specifically set forth in the Term Loan Agreement and the other Term Loan Documents;

          D. The obligations of the Borrower under the Revolver Credit Agreement are secured by inventory, receivables and all assets relating thereto, as more specifically set forth in the Revolver Credit Agreement and the other documents delivered in connection therewith; and

          E. The Revolver Agent and the Term Administrative Agent wish to enter into this Agreement setting forth their agreement (i) as to the relative priorities of the respective mortgages, liens and security interests in the assets of the Borrower securing the respective obligations of the Borrower under the Term Loan Documents and the Revolver Credit Documents and (ii) as to certain related matters.


                               A G R E E M E N T
                               - - - - - - - - -

          In consideration of the premises and the mutual covenants and conditions herein contained, the Term Administrative Agent, for itself and on behalf of the Term Lenders, and the Revolver Agent, for itself and on behalf of the Revolver Lenders, intending to be legally bound, agree as follows:

          1.  Definitions.  In addition to those terms elsewhere expressly
              -----------
defined in this Agreement, as used herein, the following terms shall be defined as set forth below:

          "Borrower" has the meaning set forth in the Recitals.
           --------

          "BT Account" means an account, maintained by the Revolver Agent at
           ----------
Bankers Trust Company, into which all available funds in the Concentration Account are transferred on every Business Day to be applied to payments of the Revolver Obligations.

          "BTCC" has the meaning set forth in the introductory paragraph.
           ----

          "Business Day" means any day that is not a Saturday, a Sunday, a day
           ------------
on which banks are required or authorized to be closed in the State of New York or a day on which the Revolver Agent or the Term Administrative Agent is closed for business.

          "Collateral" means, collectively, the Revolver Collateral and the Term
           ----------
Collateral.

          "Collateral Account of the Term Loan Agreement" means, collectively,
           ---------------------------------------------
the cash collateral accounts of the Borrower and its Subsidiaries that are parties to the Term Security Agreement, maintained with, and in the sole dominion and control of, the Term Administrative Agent for the benefit of the Secured Parties (as such term is defined in the Term Security Agreement), established pursuant to the Term Security Agreement.

          "Collection Account" means the account, established at an institution
           ------------------
selected by the Borrower and acceptable to BTCC pursuant to the Collection Bank Agreement, into which funds on deposit in the relevant Sub-Collection Account shall be transferred pursuant to the Revolver Credit Agreement.

          "Collection Agreements" means agreements between the Borrower, the
           ---------------------
Revolver Agent and financial institutions selected by the Borrower and acceptable to BTCC which provide, among other things, for all receipts received in respect of Revolver Accounts to be transferred at the end of each day from each Sub-Collection Account to the appropriate Collection Account.

          "Concentration Account" means an account established pursuant to a
           ---------------------
Concentration Account Agreement entered into among the Borrower, the Revolver Agent and Bankers Trust Company, and into which all available amounts held in the Collection Accounts shall be wired each Business Day.

          "Concentration Account Agreement" means a concentration account
           -------------------------------
agreement entered into among the Borrower, the Revolver Agent and Bankers Trust Company establishing the Concentration Account.

          "Disposition" means the sale, assignment, transfer, lease, conveyance
           -----------
or other disposition by the Borrower of any Jorgensen Property, including, without limitation, an involuntary disposition as a result of a casualty or condemnation.

          "Equipment" means any "equipment," as such term is defined in Section
           ---------
9-109(2) of the UCC, now owned or hereafter acquired by the Borrower or any of its Subsidiaries that are parties to the Term Security Agreement or in which the Borrower or such Subsidiary now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all equipment, machinery, apparatus or tools in all forms, including, without limitation, (a) all plate processing, cutting, tube honing, burning, sawing, shearing, grinding, polishing, hot-rolling, and cold-finishing equipment; (b) all bar, tubing and pipe, plate, sheet and other metal product finishing equipment; (c) all lighting and power equipment; (d) all heating, ventilating, sprinkling, water, power and communications equipment; (e) all cleaning equipment; (f) all lift, elevator and escalator equipment; (g) all electrical equipment; and (h) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; and all firmware associated with all of the foregoing, wherever located, together with all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto, and any of the foregoing which shall constitute fixtures under applicable law, provided that the term "Equipment"
                                          --------
shall exclude any items of Revolver Collateral.

          "General Intangibles" means any "general intangibles," as such term is
           -------------------
defined in the UCC.

          "Governmental Agency" means (a) any international, foreign, federal,
           -------------------
state, county or municipal government, or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency or entity that is vested by a governmental agency with applicable jurisdiction over a Person, or (e) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has given its general consent.

          "Inventory" means merchandise, inventory and goods, and all additions,
           ---------
substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items (other than Term Collateral) used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from the Borrower's customers, and shall specifically include all "inventory" as such term is defined in the UCC, now or hereafter owned by the Borrower, and in no event shall the term "Inventory" include any items of Term Collateral.

          "Jorgensen Property" means any and all Property of the Borrower and
           ------------------
each of its Subsidiaries, or rights, title or interests of the Borrower or such Subsidiary in Property, howsoever arising, acquired or obtained, whether now or hereafter existing, whether tangible or intangible, whether real or personal, and wherever located.

          "Jorgensen Real Property" means (i) all freehold real and immovable
           -----------------------
property now owned or hereafter acquired by the Borrower and each of its Subsidiaries that is a party to a mortgage or a deed of trust delivered pursuant to the Term Loan Agreement, together with all buildings, erections, improvements and fixtures now or hereafter constructed or placed thereon or used in connection therewith, and (ii) all leasehold property now or hereafter leased by the Borrower or such Subsidiary, together with all buildings, erections, improvements and fixtures now or hereafter constructed or placed thereon or used in connection therewith.

          "Law" means, when used in connection with any Person, collectively,
           ---
all international, foreign, federal, state and local statutes, treaties, rules, regulations, standards, guidelines, ordinances, codes, orders and judgments (or any official interpretation of any of the foregoing) issued by any Governmental Agency applicable to that Person.

          "Lien" means any mortgage, deed of trust, deed to secure debt, pledge,
           ----
hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law, by statute, by contract, or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable Law of any jurisdiction as in effect on the date hereof with respect to any Property.

          "Patent" or "Patents" means one or all of the following now owned or
           ------      -------
hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights, including, without limitation, pursuant to any Patent License, and wherever located: (a) all letters patent of the United States or any other country and all applications for letters patent of the United States or any other country, (b) all reissues, reexaminations, continuations, continuations-in-part, divisions, and extensions of any of the foregoing, and
(c) all inventions claimed and disclosed in the Patents and any and all trade secrets and know-how related thereto.

          "Patent License" means any written agreement granting any right to
           --------------
make, use, sell and/or practice any invention or discovery that is the subject matter of a Patent now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights.

          "Person" means any entity, whether an individual, trustee,
           ------
corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, Governmental Agency, or otherwise.

          "Proceeds" means "Proceeds," as such term is defined in Section 9-
           --------
306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to either the Term Administrative Agent or the Revolver Agent or the Borrower or any of its Subsidiaries that is a party to a Security Document from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Borrower or such Subsidiary from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the

Collateral by any Governmental Agency (or any Person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Property" means any interest in any kind of property or asset,
           --------
whether real, personal or mixed, tangible or intangible.

          "Receivables" means any "account" as such term is defined in the UCC,
           -----------
now or hereafter owned by the Borrower and, in any event, includes, but is not limited to, all of the Borrower's rights to payment for goods sold or leased or services performed by the Borrower, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by the Borrower to secure the foregoing, (b) all of the Borrower's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto,
(f) all notices to Interest Rate Protection Creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

          "Remedial Action" means any claim, proceeding or action to foreclose
           ---------------
upon, take possession or control of, sell, lease or otherwise dispose of or in any other manner realize, take steps to realize or seek to realize upon, the whole or any part of any Jorgensen Property, whether pursuant to the UCC, by foreclosure, by setoff, by self-help repossession, by notification to account debtors, by deed in lieu of foreclosure, by exercise of power of sale, by judicial action or otherwise, or the exercise of any other remedies with respect to any Jorgensen Property available under any of the Security Documents, or under applicable Law.

          "Revolver Accounts" means, with respect to any Person, all present and
           -----------------
future accounts, contract rights and other rights to payment for goods sold or leased (whether or not delivered) or for services rendered which are not evidenced by an instrument or chattel paper, whether or not they have been earned by performance, and any letter of credit, guarantee, security interest or other security issued or granted to secure payment by an account debtor.

          "Revolver Agent" means BTCC in its capacity as agent for the Revolver
           --------------
Lenders under the Revolver Credit Agreement and not in its individual capacity, any successor agent to BTCC under the Revolver Credit Agreement and any other agent, trustee or representative of the Revolver Lenders serving in such capacity from time to time and, if there is no such agent, trustee or representative, "Revolver Agent" means, collectively, the Revolver Lenders.

          "Revolver Collateral" has the meaning set forth in Section 3.1(a).
           -------------------                               --------------

          "Revolver Credit Agreement" means (a) the Amended and Restated Credit
           -------------------------
Agreement, dated as of March 3, 1993, amended and restated as of March 24, 1998, among Earle M. Jorgensen Holding Company, Inc., the Borrower, Bankers Trust Company, as Issuing Bank, and BT Commercial Corporation, as Syndication Agent and Agent, as such agreement may be amended, amended and restated, renewed, extended, restructured, refinanced, supplemented, or otherwise modified from time to time (subject to the Term Loan Agreement); and (b) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the Revolver Credit Agreement, or any other agreement deemed a Revolver Credit Agreement under clause (a) or (b) hereof, whether or not with the same agent, trustee, representative lenders or holders and, subject to the provisions of the next succeeding sentence, irrespective of any change in the terms and conditions thereof (subject to the Term Loan Agreement); provided, that, any such
                                              --------
agreement, document or instrument effecting any such refunding, refinancing or replacement expressly provides that it is deemed to be a "Revolver Credit Agreement" hereunder and that the lenders thereunder and their agent(s), if any, shall be bound by the terms hereof. Without limiting the generality of the foregoing, the term "Revolver Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Revolver Credit Agreement and all refundings, refinancings and replacements of any Revolver Credit Agreement including any agreement (i) extending the maturity of any Revolver Obligations; (ii) adding or deleting issuers, borrowers or guarantors thereunder; (iii) increasing the amount of Revolver Obligations incurred thereunder or available to be borrowed thereunder; or (iv) otherwise altering the terms and conditions thereof (subject to the Term Loan Agreement); provided, that any such agreement, document or instrument
                 --------
effecting any such refunding, refinancing or replacement expressly provides that it is deemed to be a "Revolver Credit Agreement" hereunder and that the lenders thereunder and their agent(s), if any, shall be bound by the terms hereof.

          "Revolver Credit Documents" means the Revolver Credit Agreement, the
           -------------------------
Revolver Security Documents, and all documents, agreements, instruments and certificates now or hereafter executed and delivered in connection with the Revolver Credit Agreement, except as released prior to or in accordance with the execution of the Revolver Credit Agreement.

          "Revolver Interest Rate Obligations" means, collectively, at any time,
           ----------------------------------
all debts, liabilities and obligations of the Borrower, whether now or hereafter existing, incurred in connection with the Interest Rate Agreements (as such term is defined in the Revolver Security Documents as in effect on the date hereof) entered into with the Interest Rate Protection Creditors (as such term is defined in the Revolver Security Documents as in effect on the date hereof).

          "Revolver Lenders" means, collectively, the holders from time to time
           ----------------
of the Revolver Obligations.

          "Revolver Lenders' Lien" means a Lien now or hereafter granted to, or
           ----------------------
obtained by, the Revolver Lenders or the Credit Agreement Agent for the benefit of the Revolver Lenders on any Revolver Collateral as security for the payment and performance of any Revolver Obligations.

          "Revolver Obligations" means, collectively, at any time, (a) all
           --------------------
debts, liabilities and obligations of the Borrower, whether now or hereafter existing, incurred in connection with the Revolver Credit Documents and (b) all Revolver Interest Rate Obligations, in each case, at such time.

          "Revolver Security Documents" means, collectively, any and all
           ---------------------------
documents executed in connection with the Revolver Credit Agreement or in furtherance thereof, pursuant to which the Borrower grants to the Revolver Lenders (whether through the Revolver Agent or otherwise) a Lien on the Revolver Collateral, as the same may be amended, modified, supplemented or acknowledged from time to time to the extent, and only to the extent, that such amendment, modification, supplement or acknowledgment is permitted by the Revolver Credit Agreement and the Term Loan Agreement.

          "Security Documents" means, collectively, the Revolver Security
           ------------------
Documents and the Term Security Documents.

          "Sub-Collection Account" means an account established by the Borrower
           ----------------------
for the collection of amounts received by the Borrower from any account debtor, in addition to cash received from any other source, made in respect of Revolver Accounts.

          "Subsidiary" means any Person of which at least a majority of the
           ----------
capital stock or other ownership interest having ordinary voting power for the election of directors or other governing body of said Person is owned by the Borrower, directly or through one or more Subsidiaries.

          "Term Administrative Agent" has the meaning set forth in the
           -------------------------
introductory paragraph.

          "Term Collateral" has the meaning set forth in Section 3.1(b).
           ---------------

          "Term Lenders" mean the financial institutions party from time to time
           ------------
to the Term Loan Agreement.

          "Term Lenders' Lien" means a Lien now or hereafter granted to, or
           ------------------
obtained by, the Term Lenders or the Term Administrative Agent for the benefit of the Term Lenders on any Term Collateral, as security for the payment and performance of any Term Obligations.

          "Term Loan Agreement" means (a) the Term Loan Agreement, dated as of
           -------------------
March 24, 1998, among the Borrower, DLJ Capital Funding, Inc., as Syndication Agent, Bankers Trust Company, as Documentation Agent, the Term Administrative Agent and the Term Lenders party thereto, as such agreement may be amended, amended and restated, renewed, extended, restructured, refinanced, supplemented, or otherwise modified from time to time (subject to the Revolver Credit Agreement); and (b) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the Term Loan Agreement, or any other agreement deemed a Term Loan Agreement under clause (a) or (b) hereof, whether or not with the same agent, trustee, representative lenders or holders and, subject to the provisions of the next succeeding sentence, irrespective of any change in the terms and conditions thereof (subject to the Revolver Credit Agreement); provided, that any such agreement, document or
                            --------
instrument effecting any such refunding, refinancing or replacement expressly provides that it is deemed to be a "Term Loan Agreement" hereunder and that the lenders thereunder and their agent(s), if any, shall be bound by the terms hereof. Without limiting the generality of the foregoing, the term "Term Loan Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Term Loan and all refundings, refinancings and replacements of any Term Loan including any agreement (i) extending the maturity of any Term Obligations; (ii) adding or deleting issuers, borrowers or guarantors thereunder; (iii) increasing the amount of Revolver Obligations incurred thereunder or available to be borrowed thereunder; or (iv) otherwise altering the terms and conditions thereof (subject to the Revolver Credit Agreement); provided, that any such agreement, document
                                   --------
or instrument effecting any such refunding, refinancing or replacement expressly provides that it is deemed to be a "Term Loan Agreement" hereunder.

          "Term Loan Documents" means the Term Loan Agreement and all documents,
           -------------------
agreements, instruments and certificates now or hereafter executed and delivered in connection with the Term Loan Agreement, except as released prior to or in accordance with the execution of the Term Loan Agreement.

          "Term Obligations" means, collectively, at any time all debts,
           ----------------
liabilities and obligations of the Borrower, whether now or hereafter existing, arising pursuant to the terms of the Term Loan Documents at such time.

          "Term Security Agreement" means the security agreement executed
           -----------------------
pursuant to the Term Loan Agreement.

          "Term Security Documents" means, collectively, any and all documents
           -----------------------
executed in connection with the Term Loan Agreement or in furtherance thereof, pursuant to which the Borrower grants to the Term Lenders (whether through the Term Administrative Agent or otherwise) a Lien on the Term Collateral, and, to the extent permitted pursuant to the terms of this Agreement, as the same may be amended, modified or supplemented from time to time to the extent, and only to the extent, that such amendment, modification or supplement is permitted by the Term Loan Agreement and the Revolver Credit Agreement.

          "Trademark" or "Trademarks" means any trademarks and service marks now
           ---------      ----------
held or hereafter acquired by the Borrower (including, without limitation, pursuant to any Trademark License), which are registered in the United States Patent and Trademark Office, as well as any unregistered marks used by the Borrower in the United States and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.

          "Trademark License" means any written agreement granting any right to
           -----------------
use any Trademark or Trademark registration now owned or hereafter acquired by the Borrower or in which the Borrower now has or hereafter acquires any rights.

          "UCC" means the Uniform Commercial Code as in effect on the date
           ---
hereof in the State of New York, or, if another jurisdiction is specified in this Agreement, the Uniform Commercial Code as in effect from time to time in such jurisdiction.

          2.  Consents.  Subject to the terms and conditions of this Agreement
              --------
(including, without limitation, Section 4.2 hereof):
                                -----------

          (a) The Revolver Agent, for itself and on behalf of the Revolver Lenders, consents to (i) the execution and delivery of the Term Loan Agreement and each Term Security Document, in each case as in effect on the date hereof, (ii) the incurrence of all Term Obligations and (iii) the granting of all Term Lenders' Liens; and

          (b) The Term Administrative Agent, for itself and on behalf of the Term Lenders, consents to (i) the execution and delivery of the Revolver Credit Agreement and each Revolver Security Document, in each case as in effect on the date hereof, (ii) the incurrence of all Revolver Obligations and (iii) the granting of all Revolver Lenders' Liens.

          3.  Priority of Liens; Remedial Actions; Other Agreements.
              -----------------------------------------------------

          3.1 Priority of Liens.  The Revolver Lenders' Liens and the Term
              -----------------
Lenders' Liens shall, as between the Revolver Lenders and the Term Lenders, have the following priorities:

          (a) The Revolver Lenders' Liens in all that Jorgensen Property set forth and described on Schedule A hereto (the "Revolver Collateral") shall
                            ----------
     be first priority Liens in such Property.

          (b) The Term Lenders' Liens in all that Jorgensen Property set forth and described on Schedule B hereto (the "Term Collateral") shall be first
                      ----------
     priority Liens in such Property.

The foregoing provisions shall be effective at all times during the term of this Agreement, notwithstanding: (i) the initiation of any bankruptcy, moratorium, reorganization or other solvency proceeding with respect to the Borrower or the grantor or pledgor of any Collateral; (ii) the priorities which would otherwise result from the order of creation, attachment or perfection of any such Lien;
(iii) the taking of possession of any of the Jorgensen Property by the Revolver Agent, the Term Administrative Agent, any Revolver Lender or any Term Lender;
(iv) the filing of any financing statement or the recording of any mortgage or other instrument in any recording office; (v) the order in which any of the Revolver Obligations or the Term Obligations are created; (vi) whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside invalidated or lapses; or (vii) any other matter whatsoever; and shall continue in full force and effect unless and until this Agreement shall have terminated in accordance with Section 5 hereof.
                                                              ---------

          3.2  Remedial Actions.  Unless and until this Agreement shall have
               ----------------
been terminated in accordance with Section 5  hereof, the Revolver Agent and the
                                   ---------
Term Administrative Agent shall have the right, as between themselves, to take or fail to take Remedial Actions with respect to any Collateral as follows:


          (a) The Revolver Agent shall have the sole and exclusive right to take or fail to take any Remedial Action with respect to the Revolver Collateral as provided in the Revolver Security Documents or under applicable Law in any manner deemed appropriate by the Revolver Agent or the Revolver Lenders in its or their sole discretion, and neither the Term Administrative Agent nor any Term Lender shall take any Remedial Action with respect to the Revolver Collateral without the prior written consent of the Revolver Agent;

          (b) The Term Administrative Agent shall have the sole and exclusive right to take or fail to take any Remedial Action with respect to the Term Collateral as provided in the Term Security Documents or under applicable Law in any manner deemed appropriate by the Term Administrative Agent or the Term Lenders in its or their sole discretion, and neither the Revolver Agent nor any Revolver Lender shall take any Remedial Action with respect to the Term Collateral without the prior written consent of the Term Administrative Agent; and

          (c) The Revolver Agent shall have the sole and exclusive right to adjust settlement of, and collect the Proceeds of, any and all insurance insuring the Revolver Collateral and the Term Administrative Agent shall have the sole and exclusive right to adjust settlement of and collect the Proceeds of, any and all insurance insuring the Term Collateral. Any such Proceeds received shall be promptly distributed in accordance with Section
     3.3 hereof.

Notwithstanding the foregoing, nothing contained in this Section 3.2 shall
                                                         -----------
prohibit the Revolver Agent, the Revolver Lenders, the Term Administrative Agent or the Term Lenders from filing a proof of claim in any case involving the Borrower, as debtor, under Title 11 of the United States Code, as amended, nor from intervening or participating in any other judicial proceeding to the extent necessary to establish or preserve its interests, subject in each case to the provisions of this Agreement.


          3.3  Priority on Distribution of Proceeds of Collateral.  In the event
               --------------------------------------------------
of:

          (a) any distribution of any Jorgensen Property upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of the Borrower or any of its Subsidiaries that is a party to a Security Document, or the application of any Jorgensen Property to the payment thereof;

          (b) any distribution of the Jorgensen Property upon the liquidation or dissolution of the Borrower or any Subsidiary of the Borrower that is a party to a Security

     Document, or the winding up of the assets or business of the Borrower or any such Subsidiary of the Borrower;

          (c) any realization by any of the Revolver Agent, the Term Administrative Agent, the Revolver Lenders or the Term Lenders with respect to the Revolver Lenders' Liens or the Term Lenders' Liens, respectively, whether through a Remedial Action or otherwise; or

          (d) any Disposition of any Jorgensen Property, to the extent that any part of the proceeds of such Disposition are required to be applied to any of the Revolver Obligations or the Term Obligations or held by the Revolver Agent or the Term Administrative Agent in accordance with the provisions of the Revolver Credit Documents, the Term Loan Documents, or the provisions of this Agreement;

then, in any such event, as between the Revolver Lenders and the Term Lenders
(i) all of the Revolver Collateral and any Proceeds thereof so distributed, applied or realized upon shall be distributed or paid to (or retained by) the Revolver Agent for application to the Revolver Obligations to the extent of the Revolver Lenders' Liens therein, and, after the payment in full in cash of all Revolver Obligations then due and owing, the remaining amount of such Proceeds shall be distributed or paid to (or retained by) the Term Administrative Agent or any Term Lenders for application to the Term Obligations and (ii) all of the Term Collateral and any Proceeds thereof distributed, applied or realized upon shall be distributed or paid to (or retained by) the Term Administrative Agent for application to the Term Obligations to the extent of the Term Lenders' Liens therein and, after the payment in full in cash of all Term Obligations then due and owing, the remaining amount of such Proceeds shall be distributed or paid to (or retained by) the Revolver Agent or any Lender for application to the Revolver Obligations. Any amounts paid to the Revolver Agent and the Term Administrative Agent shall be allocated to the Revolver Lenders and the Term Lenders, respectively, in accordance with the terms of the Revolver Credit Documents and the Term Loan Documents, respectively.

          3.4  Parties to Hold Proceeds in Trust.  In the event that:
               ---------------------------------

          (a) the Revolver Agent or any Revolver Lender obtains possession of any of the Term Collateral or receives any Proceeds from any Remedial Action with respect to Term Collateral or any Disposition of Term Collateral described in Section 3.3 hereof or as a result of its Lien on
                             -----------
     any Term Collateral at any time prior to payment in full of all Term Obligations; or

          (b) the Term Administrative Agent or any Term Lender obtains possession of any of the Revolver Collateral or receives any Proceeds from any Remedial Action with respect to Revolver Collateral or Disposition of Revolver Collateral described in Section 3.3 hereof or as a result of its
                                      -----------
     Lien on any Revolver Collateral at any time prior to payment in full of all Revolver Obligations;

then, in any such event, the party receiving such Proceeds shall (unless otherwise provided by Law) hold the same in trust for the party entitled to receive the same and promptly notify and pay over the same to such party for application to the Revolver Obligations (in the case of the Revolver Agent) and to the Term Obligations (in the case of the Term Administrative Agent).

          3.5  Payment Invalidated.  In the event that any of the Revolver
               -------------------
Obligations or Term Obligations shall be paid in full in cash and subsequently, for whatever reason (including but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar Law, or the settlement of any claim in respect thereof), formerly paid or satisfied Revolver Obligations or Term Obligations become unpaid or unsatisfied, the terms and conditions of this Agreement shall be reinstated, notwithstanding any prior termination of this Agreement pursuant to Section 5,
                                                                    ---------
and all provisions of this Agreement shall again be operative until all such obligations are again paid in full in cash.

          3.6  Notice of Acceleration; Notice of Remedial Action.  Each of the
               -------------------------------------------------
Revolver Agent and the Term Administrative Agent agrees to deliver to the other:

          (a) In the case of the Revolver Agent, (i) prompt written notice of the acceleration of the Revolver Obligations pursuant to the Revolver Credit Documents (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower) and (ii) prompt written notice of any Remedial Action with respect to Revolver Collateral; and

          (b) In the case of the Term Administrative Agent, (i) prompt written notice of the acceleration of the Term Obligations pursuant to the Term Loan Documents (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the Borrower) and (ii) prompt written notice of any Remedial Action with respect to Term Collateral.

          3.7  Contesting Liens.  Each of the Revolver Agent, for itself and on
               ----------------
behalf of the Revolver Lenders, and the Term Administrative Agent, for itself and on behalf of the Term Lenders, agrees that it shall not contest the validity, perfection, priority or enforceability of any Revolver Lenders' Lien in Revolver Collateral, in the case of the Term Administrative Agent and the Term Lenders, or any Term Lenders' Lien in Term Collateral, in the case of the Revolver Agent and the Revolver Lenders, so long as such Lien is purported to be
                                         -- ---- --
effective under the Security Document pursuant to which such Lien was purported to have been created or granted.

          3.8  Further Assurances.  (a)  From time to time during the term
               ------------------
hereof, each of the Revolver Agent and the Term Administrative Agent, at the reasonable request of the other party, shall execute and deliver such other documents and instruments and take such other actions, as shall reasonably be necessary to carry out the intentions or to facilitate the performance of this Agreement including, without limitation, in connection with any Remedial Action of which such Person has received notice in accordance with the terms hereof;

          (b) Each of the Revolver Agent and the Borrower hereby acknowledge and agree that the Revolver Collateral does not include any Collateral Account of the Term Loan Agreement and covenant to execute and file, within three (3) weeks of the date hereof, solely at the Borrower's expense (the Borrower hereby agreeing to comply with the requirements of this

Section 3.8(b) by executing the acknowledgment attached to this Agreement), all UCC amendments to the Form UCC-1 financing statements evidencing the Revolving Lenders' Liens necessary to exclude from the description of the collateral covered thereby each Collateral Account of the Term Loan Agreement. Furthermore, each of the Revolver Agent and the Borrower acknowledges and agrees that, notwithstanding the content of any filed Form UCC-1 financing statements (existing on the date hereof), such Form UCC-1 financing statements do not include any items of the Term Collateral or perfect a Revolver Lenders' Lien therein.

          3.9  Access to Collateral.  (a)  Each of the Revolver Agent and the
               --------------------
Term Administrative Agent agrees to allow the other and its respective agents and employees reasonable access to any Jorgensen Property in its possession or under its control, including, without limitation, any Jorgensen Real Property and any customer lists, software, data bases, business records data and other books and records of the Borrower pertaining to any of the Collateral, for the purposes of any Remedial Action then permitted by this Agreement and the relevant Security Documents and the Borrower, on its behalf and on behalf of any of its Subsidiaries party to any Security Documents, by acknowledging receipt of this Agreement consents to such access. In the event such utilization of the Term Collateral is solely for the purpose of removing and/or realizing on Revolver Collateral, the Revolver Lenders shall indemnify the Term Lenders from all damage to or deterioration of the Term Collateral during such utilization, normal wear and tear excepted;

          (b) In the event such utilization of the Term Collateral is for the purpose of processing and converting raw materials (including work-in-process) into finished goods, the Revolver Lenders shall, in addition to the indemnity referenced in paragraph (a) above, pay to the Term Lenders the incremental costs (i.e., those costs which are directly attributable to the Revolver Agent's
 ----
utilization of such Term Collateral over and above any such costs the Term Lenders would have incurred whether or not the Revolver Agent had so utilized the Term Collateral) incurred by the Term Lenders on account of utility rates and similar charges and any increased insurance costs which the Term Lenders are required to pay as a result of such utilization;

          (c)  Nothing in this Section 3.10 shall prevent the Term
                               ------------
Administrative Agent or the Revolver Agent from entering into a contract of sale, transfer or other disposition of, or otherwise foreclosing on, any of the Term Collateral or Revolver Collateral, respectively, so long as such contract provides, or such foreclosure is subject to providing, the Revolver Agent or the Term Administrative Agent, as the case may be, with the same access to such Collateral (including the execution and delivery of any agreements between third parties and the Revolver Agent to preserve the Revolver Agent's or any Revolver Lender's access to the Revolver Collateral during the period described in clause
(f) below) as provided by this Section 3.9.
                               -----------

          (d) The Term Administrative Agent agrees that it shall not take any action, legal, contractual or otherwise, or commence any legal proceeding to prevent the Revolver Agent's use of the Term Collateral as provided in this
Section 3.9 or the Revolver Agent's non-exclusive use of any Patents, Patent
-----------
Licenses or General Intangibles necessary or desirable to convert raw materials constituting Revolver Collateral into inventory, to the extent that the Borrower has granted the Revolver Agent the right to use any such property for such purpose.

          (e) The Revolver Agent agrees that it shall not take any action, legal, contractual or otherwise, or commence any legal proceeding to prevent the Term Administrative Agent's use of the Revolver Collateral as provided in this
Section 3.9 or the Term Administrative Agent's non-exclusive use of any Patents,
-----------
Patent Licenses or General Intangibles necessary or desirable to dispose of equipment constituting Term Collateral, to the extent that the Borrower has granted the Term Administrative Agent the right to do so.

          (f)  Notwithstanding anything to the contrary in this Section 3.9, (i)
                                                                -----------
the utilization (including, without limitation, the access, occupation and use) of the Term Collateral by the Revolver Agent shall be permitted for a period not to exceed (x) ninety (90) days from the date the Revolver Agent takes any Remedial Action or receives notice from the Term Administrative Agent that the Term Administrative Agent has taken or intends to take any Remedial Action or
(y) such shorter period as is necessary for the Revolver Agent to complete Revolver Collateral consisting of work-in-process, to store Revolver Collateral constituting Inventory and to otherwise remove such Revolver Collateral from the Jorgensen Real Property in which the Term Administrative Agent is purported to have a Lien and complete the Revolver Agent's exercise of remedies in respect thereof.

          3.10 Trademark Licenses.  (a)  The Term Administrative Agent consents
               ------------------
to the granting by the Borrower to the Revolver Agent of a nonexclusive license to use each Trademark of the Borrower to enable them to manufacture and sell the Revolver Collateral. Such license and such right shall be world-wide and royalty free. The Revolver Agent covenants and agrees that it will use reasonable efforts after the acceleration of the Revolver Obligations to obtain possession of the Revolver Collateral and to promptly terminate such license with respect to any Trademark by notice to the Term Administrative Agent at the time any such Property (in the judgment of the Revolver Agent) is no longer necessary or desirable in connection with the manufacture or sale of the Revolver Collateral.

          (b) The Revolver Agent consents to the granting by the Borrower to the Term Administrative Agent of a nonexclusive license to use each Trademark of the Borrower to enable the Term Administrative Agent to remove and realize on the Term Collateral. Such license and such right shall be world-wide and royalty free.

          (c) The Revolver Agent acknowledges that it has no security interests in any intellectual property, including but not limited to Trademarks and Trademark Licenses, and, accordingly, shall not have any right to assign, convey, transfer or grant licenses and sublicenses in the Trademarks and the Trademark Licenses to any other Person, other than, subject to the limitations of this Section 3.10, in connection with the uses permitted by Section 3.10(a)
        ------------                                           ---------------
above to any Person acquiring any of the Revolver Collateral from the Revolver Agent in connection with the exercise by the Revolver Agent of its rights as a secured creditor of the Borrower with respect to such Inventory (unless such Person agrees to be bound by the terms of this Section 3.10 as if it were the Revolving Agent), and any purported assignment, conveyance, transfer or grant (except as expressly permitted herein) shall be void.

          (d) The Term Administrative Agent acknowledges that it has no security interests in any intellectual property, including but not limited to Trademarks and Trademark

Licenses, and, accordingly, shall not have any right to assign, convey, transfer or grant licenses and sublicenses in the Trademarks and the Trademark Licenses to any other Person, other than in connection with the uses permitted by Section
                                                                         -------
3.10(b) above to any Person acquiring any of the Term Collateral from the Term
-------
Administrative Agent in connection with the exercise by the Term Administrative Agent of its rights as a secured creditor of the Borrower with respect to such Term Collateral (unless such Person agrees to be bound by the terms of this Section 3.10 as if it were the Term Administrative Agent), and any purported assignment, conveyance, transfer or grant (except as expressly permitted herein) shall be void.

          4.   Reliance, Waivers, Etc.
               -----------------------

          4.1  Creation of Future Obligations.  (a)  All of the Revolver
               ------------------------------
Obligations shall be deemed to have been funded by the Revolver Lenders and incurred by the Borrower in reliance upon this Agreement, and the Term Administrative Agent and each Term Lender expressly waive notice to the Term Administrative Agent or any Term Lender of the acceptance of the agreements set forth herein, notice of reliance on such agreements and notice of the creation of any of the Revolver Obligations after the date hereof, and agree that the Revolver Lenders shall be entitled to rely upon the agreements set forth herein at all times in creating the Revolver Obligations.

          (b) All of the Term Obligations shall be deemed to have been funded by the Term Lenders and incurred by the Borrower in reliance upon this Agreement, and the Revolver Agent and each Revolver Lender expressly waive notice to the Revolver Agent or any Revolver Lender of the acceptance of the agreements set forth herein, notice of reliance on such agreements and notice of the creation of any of the Term Obligations after the date hereof and agree that the Term Lenders shall be entitled to rely upon the agreements set forth herein at all times in creating the Term Obligations.

          4.2  Responsibility for Credit Decisions; No Duty to Inform Other
               ------------------------------------------------------------
Parties.  (a)  The Term Administrative Agent has, independently and without
-------
reliance on the Revolver Agent, any Revolver Lender or the directors, officers, agents, employees or attorneys of any thereof, and instead in reliance upon information supplied to it on behalf of the Borrower and upon such other information as it has deemed appropriate (including, without limitation, all such information as it deemed advisable with respect to the Borrower's compliance or non-compliance with any environmental Laws), made its own independent decision to enter into the Term Loan Documents and to serve as Term Administrative Agent thereunder; and the Term Administrative Agent shall, for itself and on behalf of the Term Lenders, independently and without reliance upon the Revolver Agent, any Revolver Lender or the directors, officers, agents, employees or attorneys of any thereof, continue to make its own independent analysis and decisions in acting or not acting under the Term Loan Documents.

          (b) The Revolver Agent has, independently and without reliance on the Term Administrative Agent, any Term Lender or the directors, officers, agents, employees or attorneys of any thereof, and instead in reliance upon information supplied to it on behalf of the Borrower and upon such other information as it has deemed appropriate (including, without limitation, all such information as it deemed advisable with respect to the Borrower's compliance or non-compliance with any environmental Laws), made its own independent decision to enter into the

Revolver Credit Documents and to serve as the Revolver Agent thereunder and the Revolver Agent shall, for itself and on behalf of the Revolver Lenders, independently and without reliance upon the Term Administrative Agent, any Term Lender or the directors, officers, agents, employees or attorneys of any thereof, continue to make its own independent analysis and decisions in acting or not acting under the Revolver Credit Documents.

          (c) Neither the Revolver Agent nor any Revolver Lender shall have any present or future duty or responsibility to the Term Administrative Agent or any Term Lender to advise the Term Administrative Agent or any Term Lender of information known to the Revolver Agent or any Revolver Lender regarding the financial condition of the Borrower or of any circumstances bearing upon the risk of nonpayment of the Revolver Obligations or the Term Obligations and the Term Administrative Agent and each Term Lender acknowledges that neither the Revolver Agent nor any Revolver Lender has made any representations or warranties to the Term Administrative Agent or any Term Lender with respect to the due execution, delivery, validity or enforceability of the Revolver Credit Documents, the validity or perfection of the Revolver Lenders' Liens, the validity or enforceability of the Revolver Obligations, the existence, condition or value of any of the Revolver Lenders' Collateral or as to any other matter whatsoever. If, notwithstanding the foregoing, any such information is conveyed by the Revolver Agent or any Revolver Lender to the Term Administrative Agent or any Term Lender, neither the Revolver Agent nor any Revolver Lender shall have any responsibility to the Term Administrative Agent or any Term Lender for the accuracy or completeness of any such information, nor any continuing duty or responsibility to advise the Term Administrative Agent or any Term Lender of any inaccuracy in such information that is subsequently discovered, or of any updated or subsequent information, whether or not of like kind.

          (d) Neither the Term Administrative Agent nor any Term Lender shall have any present or future duty or responsibility to the Revolver Agent or any Revolver Lender to advise the Revolver Agent or any Revolver Lender of information known to the Term Administrative Agent or any Term Lender regarding the financial condition of the Borrower or of any circumstances bearing upon the risk of nonpayment of the Term Obligations or the Revolver Obligations and the Revolver Agent on behalf of itself and each Revolver Lender acknowledges that neither the Term Administrative Agent nor any Term Lender has made any representations or warranties to the Revolver Agent or any Revolver Lender with respect to the due execution, delivery, validity or enforceability of the Term Loan Documents, the validity or perfection of the Term Lenders' Liens, the validity or enforceability of the Term Obligations, the existence, condition or value of any of the Term Collateral or as to any other matter whatsoever. If, notwithstanding the foregoing, any such information is conveyed by the Term Administrative Agent or any Term Lender to the Revolver Agent or any Revolver Lender, neither the Term Administrative Agent nor any Term Lender shall have any responsibility to the Revolver Agent or any Revolver Lender for the accuracy or completeness of any such information, nor any continuing duty or responsibility to advise the Revolver Agent or any Revolver Lender of any inaccuracy in such information that is subsequently discovered, or of any updated or subsequent information, whether or not of like kind.

          4.3  Order of Enforcement of Remedial Actions.  Subject to all of the
               ----------------------------------------
terms and conditions of this Agreement, including, without limitation, Section
                                                                       -------
3.3 hereof:
---

          (a) The Revolver Agent and the Revolver Lenders shall have the right at any and all times to determine the order in which (i) any Remedial Action or other recourse is sought against the Borrower or any other obligor with respect to the Revolver Obligations, and (ii) any or all of the Revolver Lenders' Liens shall be enforced; and the Term Administrative Agent, on behalf of itself and each Term Lender, hereby waives any and all rights to require that the Revolver Agent pursue or exhaust any rights or remedies with respect to the Borrower or any Jorgensen Property prior to exercising its rights and remedies with respect to the Revolver Collateral or in any other manner to require the marshaling of assets or security in connection with the exercise by the Revolver Agent or any Revolver Lender of any Remedial Action with respect to the Revolver Obligations and the Revolver Collateral.

          (b) The Term Administrative Agent and the Term Lenders shall have the right at any and all times to determine the order in which (i) any Remedial Action or other recourse is sought against the Borrower or any other obligor with respect to the Term Obligations, and (ii) any or all of the Term Lenders' Liens shall be enforced; and the Revolver Agent, on behalf of itself and the Revolver Lenders, hereby waives any and all rights to require that the Term Administrative Agent pursue or exhaust any rights or remedies with respect to the Borrower or any Jorgensen Property prior to exercising its rights and remedies with respect to Term Collateral or in any other manner to require the marshaling of assets or security in connection with the exercise by the Term Administrative Agent or any Term Lender of any Remedial Action with respect to Term Obligations and Term Collateral.

          4.4  Waiver of Liability for Actions Taken with Respect to Obligations
               -----------------------------------------------------------------
and Collateral.  (a)  Except as provided in Section 3.9(b), neither the Revolver
--------------                              --------------
Agent nor any Revolver Lender shall have any liability to the Term Administrative Agent or any Term Lender for, and the Term Administrative Agent, on behalf of itself and each Term Lender, hereby waives to the extent permitted by applicable Law any claim, right, action or cause of action which it may now or hereafter have against the Revolver Agent or any Revolver Lender (including, without limitation, any and all claims, rights, actions or causes of action that the Term Administrative Agent or any Term Lender may otherwise have against the Agent or any Revolver Lender under Sections 9-207, 9-504 and 9-507 of the UCC) arising out of, any and all actions which any Revolver Lender or the Revolver Agent, in good faith, takes or omits to take with respect to the Revolver Obligations, any obligor with respect to the Revolver Obligations or any Revolver Collateral, including, without limitation, actions with respect to: the creation, perfection or continuation of Liens with respect to any Revolver Collateral; any Remedial Action or Disposition of any Revolver Collateral; the release of any Revolver Collateral; the custody, valuation, protection, preservation, use or depreciation of any Revolver Collateral; the realizing upon or failure to realize upon any Revolver Collateral; or the collection of the Revolver Obligations. To the extent that any of the foregoing waivers is not permitted by applicable Law, the Term Administrative Agent agrees that the applicable standard by which any non-waivable rights, duties or claims are to be measured shall be that neither the Revolver Agent nor any Revolver Lender shall have any liability or responsibility to the Term Administrative Agent or to any Term Lenders for any actions or omissions other than actions or omissions constituting gross negligence or willful misconduct.

          (b) Neither the Term Administrative Agent nor any Term Lender shall have any liability to the Revolver Agent or the Revolver Lenders for, and the Revolver Agent, on behalf of itself and each Revolver Lender, hereby waives any claim, right, action or cause of action which it may now or hereafter have against the Term Administrative Agent or any Term Lender (including, without limitation, any and all claims, rights, actions or causes of action that the Revolver Agent or any Revolver Lender may otherwise have against the Term Administrative Agent or any Term Lender under Sections 9-207, 9-504 and 9-507 of the UCC) arising out of, any and all actions which the Term Administrative Agent or any Term Lender, in good faith, takes or omits to take with respect to the Term Obligations, any obligor with respect to the Term Obligations or any Term Collateral, including, without limitation, actions with respect to: the creation, perfection or continuation of Liens with respect to any Term Collateral; any Remedial Action or Disposition of any Term Collateral; the release of any Term Collateral; the custody, valuation, protection, preservation, use or depreciation of any Term Collateral; the realizing upon or failure to realize upon any Term Collateral; or the collection of the Term Obligations. To the extent that any of the foregoing waivers is not permitted by applicable Law, the Revolver Agent agrees that the applicable standard by which any non-waivable rights, duties or claims are to be measured shall be that neither the Term Administrative Agent nor any Term Lender shall have any liability or responsibility to the Revolver Agent or to any Revolver Lender for any actions or omissions other than actions or omissions constituting gross negligence or willful misconduct.

          5.  Term.  This Agreement shall be irrevocable and shall remain in
              ----
full force and effect until (i) all of the letters of credit issued pursuant to the Revolver Credit Agreement have been terminated or cash collateralized and the loans, notes and unpaid letter of credit drawings, together with interest, fees and all other Revolver Obligations incurred thereunder are paid in full in cash, all obligations to extend further advances pursuant to the Revolver Credit Agreement have been terminated and all Revolver Interest Rate Obligations have been paid in full and the related agreements terminated, subject to Section 3.5
                                                                    -----------
hereof or (ii) the loans and notes, together with interest, fees and all other Term Obligations incurred under the Term Loan Agreement are paid in full in cash and all obligations to extend further advances pursuant to the Term Loan Agreement have been terminated, subject to Section 3.5 hereof; provided,
                                           -----------         --------
however, that (x) the obligations of the Revolver Agent and the Revolver Lenders
-------
under Section 3.9(b) shall survive for a period of sixty (60) days following the
      --------------
termination of this Agreement and, if any claim thereunder is asserted prior to the expiration of such sixty (60) day period, shall survive thereafter, solely as to such claim, until such claim has been fully resolved or until the expiration of such statute of limitations applicable thereto and (y) as set forth in Sections 3.9(c), 3.10(a) and 3.10(c), the rights of the Revolver Agent
         ---------------  -------     -------
pursuant to Sections 3.9 and 3.10 and the rights of the Term Administrative
            ------------     ----
Agent pursuant to Section 3.10 shall continue to apply in accordance with the
                  ------------
terms thereof notwithstanding any sale of the Revolver Collateral or the Term Collateral, as applicable. At the time of such termination, (a) if such termination occurs pursuant to clause (i) of the preceding sentence, the Revolver Agent shall (x) deliver to the Term Administrative Agent any Collateral then in its possession unless the Term Administrative Agent advises the Revolver Agent that possession of such Collateral by the Term Administrative Agent is not required pur-suant to the Term Security Documents and (y) terminate or assign to the Term Administrative Agent any landlords' agreements, warehouse operators' agreements and similar agreements in favor of the Revolver Agent pertaining to the Collateral; and (b) if such termination occurs pursuant to clause (ii) of the preceding sentence, the Term Administrative Agent shall (x) deliver to the Revolver Agent any Collateral then in its possession unless the Revolver Agent advises the Term Administrative Agent that possession of such Collateral by the Revolver Agent is not required pursuant to the Revolver Security Documents and
(y) terminate or assign to the Revolver Agent any landlords' agreements, warehouse operators' agreements and similar agreements in favor of the Term Administrative Agent pertaining to the Collateral; and (c) if such termination occurs pursuant to clauses (i) and (ii) concurrently, then each of the Revolver Agent and the Term Administrative Agent shall (x) deliver to the Borrower any Collateral then in its possession and (y) terminate any landlords' agreements, warehouse operators' agreements and similar agreements in its favor pertaining to the Collateral.

          6.   Representations and Warranties.  (a)  Each of the Revolver Agent
               ------------------------------
and the Term Administrative Agent represents and warrants to the other that (i) it has all requisite power and authority to execute, deliver and perform under this Agreement, (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all requisite corporate or other action,
(iii) pursuant to the terms of the Revolver Credit Agreement, the Revolver Agent has been granted all requisite authority to bind the Revolver Lenders and pursuant to the terms of the Term Loan Agreement, the Term Administrative Agent has been granted all requisite authority to bind the Term Lenders by their respective execution and delivery of this Agreement and (iv) pursuant to the terms of the Revolver Credit Agreement and the Term Loan Agreement, no further consent or approval on the part of the Revolver Lenders or the Term Lenders, as the case may be, is or will be required in connection with the execution, delivery and performance of this Agreement;

          (b) The Revolver Agent represents and warrants that it is a duly organized and validly existing banking corporation under the laws of the State of New York;

          (c) The Term Administrative Agent represents and warrants that it is a duly organized and validly existing national banking association.

          (d) By its acknowledgment hereof, the Borrower hereby agrees to pay the reasonable costs and expenses incurred by the Revolver Agent and the Term Administrative Agent in connection with the termination of this Agreement, including, but not limited to the termination or assignment of the Revolver Collateral by the Revolver Agent and the Term Collateral by the Term Administrative Agent, respectively.

          7.   Miscellaneous.
               -------------

          7.1  Notices.  Whenever it is provided herein that any notice, demand,
               -------
request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other, or whenever either of the parties desires to give or serve upon the other any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged, delivered by reputable overnight courier or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          if to the Revolver Agent at:

               BT Commercial Corporation
               14 Wall Street
               New York, New York  10005
               Attention:  Basil Palmeri
               Tel:  (212) 618-2628
               Fax:  (212) 618-2640

          if to the Term Administrative Agent at:

               Fleet National Bank
               One Federal Street, Third Floor
               Boston, MA 02110
               Attention: Howard Diamond
               Tel:  (617) 346-0042
               Fax:  (617) 346-5093

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, on the date of delivery by reputable overnight courier service, on the date of telecopier transmission (so long as electronic confirmation of receipt thereof is received) or three (3) Business Days after the same shall have been deposited with the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          7.2  Entire Agreement; Amendment.  This Agreement constitutes the
               ---------------------------
entire agreement between the Revolver Agent and the Term Administrative Agent with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the Revolver Agent and the Term Administrative Agent in respect of such subject matter, whether written or oral. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Revolver Agent and the Term Administrative Agent.

          7.3  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. (a) EACH OF THE
               ---------------------------------------------
PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

          (b) EACH OF THE PARTIES HERETO SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY OF THE STATE OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF.

          7.4  Severability.  Wherever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          7.5  Survival.  The representations and warranties of the parties in
               --------
this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto until the termination of this Agreement pursuant to Section 5
                                                                       ---------
hereof but subject to Section 3.5 hereof.

          7.6  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, all of which, taken together, shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

          7.7  GOVERNING LAW.  THIS AGREEMENT SHALL BE INTERPRETED, AND THE
               -------------
RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

          7.8  Parties.  This Agreement shall be binding upon, and shall inure
               -------
to the benefit of, the parties hereto, the Revolver Lenders from time to time party to the Revolver Credit Agreement, the Term Lenders from time to time party to the Term Loan Agreement and their respective successors and assigns; provided, however, that any successor Revolver Agent or Term Administrative
--------  -------
Agent shall expressly assume the obligations of such party hereunder.

          7.9  No Third Party Beneficiaries.  Nothing contained in this
               ----------------------------
Agreement shall he deemed to indicate that this Agreement has been entered into for the benefit of the Borrower or any other Person except for the parties hereto, the Revolver Lenders, the Term Lenders and their respective successors and assigns.

          7.10  Legend.  Each of the Revolver Credit Documents and the Term Loan
                ------
Documents shall be made specifically subject to the terms and conditions of this Agreement.

          7.11  Section Titles.  The Section titles contained in this Agreement
                --------------
are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                                  *    *    *

                                                                      SCHEDULE A
                                                                      ----------

                              REVOLVER COLLATERAL
                              -------------------

          All of the following Jorgensen Property (in the case of items (c), (e) and (f) below, to the extent necessary to realize on the Revolver Collateral (including, but not limited to, the sale or marketing of the Revolver Collateral)), whether now existing or hereafter acquired by the Borrower, arising or created and wheresoever located unless specifically excluded pursuant to the relevant Revolver Security Documents:

          (a) each and every Receivable;

          (b) all Inventory;

          (c) all of the Borrower's Collection Accounts and Sub-Collection Accounts, all moneys, securities and instruments deposited or required to be deposited in such Collection Accounts and Sub-Collection Accounts;

          (d) the Concentration Account and all moneys, securities and instruments deposited or required to be deposited in such Concentration Account;

          (e) each Collection Agreement to which the Borrower is a party and each other agreement entered into by the Borrower with any Collection Bank and all rights of the Borrower under each such agreement;

          (f) the Concentration Account Agreement and each other agreement entered into by such Borrower with the Concentration Account Bank and all rights of the Borrower under each such agreement;

          (g) the BT Account and all moneys, securities, and instruments deposited or required to be deposited in the BT Account;

          (h) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing and not to any of the Term Collateral; and

          (i) all Proceeds and products of any and all of the foregoing, provided, that, without limitation on any of the foregoing, the term
     --------  ----
     "Revolver Collateral" shall not include the Term Collateral.

                                                                      SCHEDULE B
                                                                      ----------

                                TERM COLLATERAL
                                ---------------

     All of the following Jorgensen Property, whether now existing or hereafter acquired by the Borrower or any of its present or future Subsidiaries that is a party to any Term Security Document, arising or created and wheresoever located unless specifically excluded pursuant to the relevant Term Security Documents, including, without limitation:

          (a) all Equipment;

          (b) all general intangibles relating to the Equipment;

          (c) each Collateral Account of the Term Loan Agreement and all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing any Collateral Account of the Term Loan Agreement;

          (d) all investments, if any, from time to time in any Collateral Account of the Term Loan Agreement; all certificates and instruments, if any, from time to time representing or evidencing such investments; all securities, instruments, security entitlements, financial assets and investment property; and all interest, earnings and proceeds in respect thereof;

          (e) all Jorgensen Real Property in which a Lien is purported to have been granted in favor of the Term Administrative Agent pursuant to a Term Security Document;

          (f) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing and not to any of the Revolver Collateral; and

          (g) all rents, profits, returns, income and proceeds of and from any and all of the foregoing Term Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d),
                                                   -----------  ---  ---  ---
     (e) and (f), proceeds deposited from time to time in any Collateral Account
     ---     ---
     of the Term Loan Agreement of the Borrower or any of such Subsidiary, and, to the extent not otherwise included, all payments under insurance (whether or not the Term Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise, in each case with respect to any of the foregoing Term Collateral); provided, that, without limitation on any of the foregoing,
                  --------
     the term "Term Collateral" shall not include the Revolver Collateral.

          IN WITNESS WHEREOF, this Agreement has been signed and sealed by the undersigned duly authorized signatories of the parties hereto as of the date and year first above written.


                              BT COMMERCIAL CORPORATION,
                                as Revolver Agent

                              By /s/ Basil Palmeri
                                 -----------------
                                 Name:  Basil Palmeri
                                 Title: Vice President


                              FLEET NATIONAL BANK,
                                as Term Administrative Agent

                              By /s/ James T. Anderson
                                 ---------------------
                                 Name:  James T. Anderson
                                 Title: Managing Director

          Earle M. Jorgensen Company, a Delaware corporation, (a) acknowledges receipt of a copy of this Agreement and agrees to the provisions hereof; (b) agrees to cooperate with the parties hereto by granting all Liens, and by taking all such other actions, as are contemplated by this Agreement; (c) acknowledges that, as provided by Section 7.9 hereof, it is not a third party beneficiary
                     -----------
hereof, and has no rights hereunder; (d) acknowledges and consents to the priority of the liens purported to be established by this Agreement, as in effect on the effective date of the Term Loan Agreement; (e) agrees not to object to the enforcement by the Revolver Agent against the Term Administrative Agent or the Term Administrative Agent against the Revolver Agent of any of the respective rights granted to them pursuant to Section 3.9(a) hereof, as in
                                              --------------
effect on the effective date of the Term Loan Agreement; (f) agrees to the provisions in Sections 3.10(a) and 3.10(b), as in effect on the effective date
              ----------------     -------
of the Term Loan Agreement, pursuant to which the Borrower agrees to certain sales of Collateral and the commercial reasonableness thereof; and (g) agrees not to assert any provision hereof as a defense to any Remedial Action (except to the extent that the provisions of this Agreement are expressly referred to in or incorporated in the Revolver Credit Documents or the Term Loan Documents as a limitation on its obligations thereunder or on the Revolver Agent's, Revolver Lenders', the Term Administrative Agent's or the Term Lenders' rights thereunder) nor to assert any such provision as a counterclaim or basis for set-off or recoupment against any party hereto. Such acknowledgments and agreements by Earle M. Jorgensen Company do not, however, constitute any amendment, modification, or waiver by them or either of them of any provision of the Revolver Credit Documents or the Term Loan Documents or any right available to them or either of them thereunder.


                              EARLE M. JORGENSEN COMPANY

                              By /s/ Charles P. Gallopo
                                 ----------------------
                                 Name:  Charles P. Gallopo
                                 Title: Vice President and Chief Financial
                                        Officer